UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
☑     Filed by the Registrant
☐     Filed by a Party other than the Registrant
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PPG INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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YOUR VOTE IS IMPORTANT
PLEASE VOTE YOUR PROXY TODAY
April 1, 2020

Dear PPG Shareholder:

We are contacting you regarding the importance of voting your shares in connection with the annual meeting of shareholders of PPG Industries, Inc., scheduled for April 16, 2020. According to our latest records, we have not yet received your vote for this meeting and we would like to remind you to vote your shares. Your vote is very important!

At the annual meeting, our shareholders will be asked, among other things, to consider and vote on a proposal to provide for the annual election of directors, as well as a proposal to eliminate our supermajority voting requirements, two best in class governance practices.

Proposal	Benefit to PPG Shareholders

Annual Election of Directors	The annual election of all directors will enhance the accountability of the Board to our shareholders and allow shareholders to vote on all directors every year.
Eliminate the Supermajority Voting Requirements	The elimination of the supermajority voting provisions will enhance our governance practices and the accountability of PPG to its shareholders.

Your vote is extremely important no matter how many shares you hold because PPG’s Articles of Incorporation and Bylaws require the affirmative vote of at least 80% of the shares of the Company’s outstanding common stock to approve these proposals. Your Board of Directors unanimously recommends that shareholders vote “FOR” all proposals on the proxy ballot this year.
If you have any questions or need assistance with voting, please contact our proxy solicitor, D.F. King & Co., toll-free at (866) 340-7108. For more information on PPG’s 2020 virtual annual meeting of shareholders, visit investor.ppg.com/events-and-presentations/events/2020.
On behalf of the entire PPG Board of Directors, we want to thank you for your continued investment and belief in PPG.

Sincerely,

Michael H. McGarry Chairman and Chief Executive officer

You may use one of the following simple methods to promptly provide your voting instructions:
Vote by Internet - Please access the website listed on your proxy card or voting instruction form and follow the instructions provided. You can vote 24/7.
Vote by Telephone - Please call the toll free number listed on your proxy card or voting instruction form and follow the instructions provided. You can vote 24/7.
Vote by Mail - Mark, sign, date and return your proxy card/voting instruction form in the postage-paid return envelope provided.